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                                                                    EXHIBIT 10.1


                              CONSULTING AGREEMENT

          This consulting agreement (this "Agreement") is made in ______________ as of this____ day of _____________, 1999 by and between Healthbridge, Inc., a Delaware corporation ("Company"), and Wilhelm H. Liesner ("Consultant"). Company and Consultant are each sometimes hereinafter referred to as a "Party" and collectively, the "Parties".

                                    RECITALS

          WHEREAS, Company desires to employ a Consultant to perform certain services for the Company and the Consultant desires to perform such services on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties, intending to be legally bound, agree as follows:

SECTION 1. TERM AND DUTIES.

          1.1 Retention of Consultant. Company hereby retains the Consultant to perform the duties described herein in accordance with the terms and conditions set forth in this Agreement. Consultant agrees to perform such duties faithfully and to the best of his ability and to devote such time and attention to his duties hereunder as is reasonably necessary to perform Consultant's duties hereunder.

          1.2 Term. The term of this Agreement shall begin on the date hereof and end on the first anniversary thereof, unless earlier terminated as provided herein

          1.3 Duties. The Consultant shall perform all the reasonable duties assigned to him by the Chief Executive Officer of the Company from time-to-time; provided, however, that Consultant shall not be required to travel from his residence in Germany to the United States on less than seven days advance written notice and without reimbursement of reasonable travel expenses, nor shall Consultant be required to provide services averaging more than 40 hours per month on an annualized basis (excluding attendance at meetings of the Company's Board of Directors, if required). Consultant shall use his best efforts to fulfill his duties and shall cooperate fully with Company in the advancement of Company's best interests.

SECTION 2. COMPENSATION, EXPENSES.

          2.1 Base Fee. Company shall pay Consultant a base fee of $5,000 per month (the "Consulting Fee") payable in advance, inclusive of all costs except for expenses reimbursable, if any, as provided in Section 2.2 below. Payments under this Section shall be made to Consultant




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on the first business day of each calendar month during the term of this
Agreement, prorated for any period of less than a month.

          2.2 Expenses. All expenses incurred by Consultant in the performance of his duties shall be borne by Consultant, except that the Company shall reimburse the Consultant for reasonable expenses not exceeding $50 for any one expenditure and other expenditures approved by Company (in its sole discretion) in advance and in writing. All travel expenses must be approved by Company in advance and in writing and shall be paid in advance at the request of Consultant. If the services to be performed by Consultant require travel by the Consultant and Company shall decline to reimburse such expenses, Consultant may decline to perform such services. The Consultant shall submit to Company a statement itemizing any such expenses and stating the amount due from Company; such statement shall have attached any receipts and invoices evidencing such expenses. Within thirty (30) days after the closing of the Company's fiscal quarter, Company shall pay to the Consultant the full amount of reasonable and all preapproved expenses submitted by Consultant, excepting only those expenses, which are either insufficiently substantiated or unreasonable. Within thirty
(30) days of any travel or other expenses paid in advance by Company, Consultant shall submit to the Company a statement itemizing the use of the advance payment made by the Company together with reimbursement for any portion of such advance not expended in such travel.

SECTION 3. FACILITIES. The Consultant shall provide all of his own office space, equipment, supplies, and other facilities as the Consultant deems necessary or appropriate for the performance of his duties under this Agreement. If Consultant is required to perform services at an office of the Company, Company shall at its expense provide office space, equipment, supplies, and other facilities as is required to perform such services. Company may furnish the Consultant (in its sole discretion) with other resources as Company deems necessary or appropriate for the Consultant's performance of his duties under this Agreement.

SECTION 4. TERMINATION.

          4.1 Termination for cause. The Company may terminate the Consultant's employment hereunder "for cause" but such termination will be limited to the following events: (a) the Consultant's conviction of any crime involving theft or willful destruction of property of the Company or his conviction of any felony involving moral turpitude or fraud; (b) Consultant's continued and repeated violations of specific reasonable written directions of the Chief Executive Officer of the Company (other than Consultant's declination of services for failure of the Company to pay in advance for any travel costs required) and (c) the Consultant's breach of any material representation and warranty or covenant made herein.

          4.2 Termination other than for cause. The Company may terminate this Agreement at any time by giving Consultant thirty (30) days advance notice.

          4.3 Obligations of the Company Upon Termination. Upon termination of this Agreement by the Company "for cause" the Company shall not be obligated to pay Consultant




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the Consulting Fee for the remainder of the term of this Agreement. Upon termination of this Agreement other than "for cause", the Company shall pay the Consultant the Consulting Fee when due until the end of the term, as if this Agreement had not been terminated

SECTION 5. OTHER ENGAGEMENTS. During the term of this Agreement, Consultant may undertake to perform any service on behalf of any other entity. Upon request by Company, Consultant shall promptly provide Company with a written notice, updated from time to time, as requested by Company, containing: (i) the names of any other entities for which Consultant is performing services, and (ii) the type of services being performed for such other entities.

SECTION 6. NON-SOLICITATION; DISPARAGMENT.

          6.1 Covenants. During the term of this Agreement and for six (6) months thereafter, the Consultant shall not, directly or indirectly: (a) whether for the Consultant's own account or the account of any other person, interfere with Company's relationship with any person, including any person who at any time during the term hereof was an employee, contractor, supplier, or customer of Company; or (b) disparage Company or any of its shareholders, directors, officers, employees, or agents.

          6.2 Construction. If any covenant in Section 6.1 is held to be unreasonable, arbitrary, or against public policy, such covenant shall be considered to be divisible with respect to scope and time, and such lesser scope or time, or both of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, shall be effective, binding, and enforceable against the Consultant.

          6.3 Publicity and Announcements. No announcement shall be made by Consultant in connection with the signing of this Agreement or the subject matter hereof without the prior agreement of Company.

SECTION 7. CONFIDENTIALITY.

          7.1 Confidentiality Provisions.

          (a) From time to time Company and its affiliates may provide the Consultant with Confidential Information (as defined below) in connection with work to be performed by the Consultant pursuant to this Agreement. With regard to this Confidential Information, the parties agree that throughout and following the term of this Agreement for a period of 3 years, the Consultant shall hold in confidence the Confidential Information and shall not disclose it to any person except (1) with the specific prior written consent of Company, (2) as otherwise expressly permitted by the terms of this Agreement, and (3) to persons to whom the Consultant reasonably believes that disclosure must be made to facilitate the Consultant's obligations under this Agreement so long as such persons enter into an agreement with Company pursuant to which such persons agree to hold all Confidential Information provided to them in strictest confidence and to use it for no purpose other than the purpose for which it is disclosed.

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          (b) All trade secrets of Company shall be entitled to all of the protections and benefits under all applicable state and federal laws. The Consultant hereby waives any requirement that Company submit proof of the economic value of any trade secret or post a bond or other security.

          (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a result of a disclosure by the Consultant after the date of this Agreement or by another party known by Consultant to be bound by a duty of confidentiality to Company.

          (d) Confidential Information means:

             (1)' all information to which Company, and its representatives have given Consultant access both prior to and during his performance of this Agreement, including, without limitation, all product specifications, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing methods or distribution plans and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software, programs and technologies (including object code and source code), programs and technologies, databases and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret of the Company within the meaning of any applicable state or Federal trade secret law; and

             (2) information concerning the affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented) which has not been made public by the Company; and

             (3) notes, analysis, compilations, studies, summaries, and other material prepared by or for Company containing or based, as a whole or in part, on any information included in the foregoing.

          7.2 Return of Confidential Information. Upon termination of this Agreement, or upon the request of Company during the term of this Agreement, the Consultant shall return to Company all of the Confidential Information in his possession or subject to his control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Confidential Information.


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SECTION 8. CONSULTANT REPRESENTATIONS, WARRANTIES AND COVENANTS.


          8.1 Performance. Consultant represents and warrants that it will perform all of his obligations under this Agreement in a good and workmanlike manner, consistent with or exceeding generally accepted industry practices and procedures. In addition, Consultant represents and warrants that: (a) services performed under this Agreement shall meet any reasonable instructions and specifications provided to Consultant; and (b) the work delivered resulting from Consultant's obligations hereunder shall at all times during the term of this Agreement be up-to-date and current.

SECTION 9 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES. Each Party represents, warrants and covenants to the other Party as follows:

          9.1 Corporate Organization and Good Standing. The Company is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its principal place of business, with all requisite corporate/company power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. The Company is qualified and in good standing to do business in all jurisdictions where its business or ownership or leasing of property or assets requires such qualification.

          9.2 Authority. The Party has all requisite corporate/personal power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. To the extent required by law, the execution and delivery of this Agreement by the Party and the consummation by the Party of the transactions contemplated hereby have been duly authorized by its board of directors or similar governing body, if applicable, and no other corporate, shareholder or member proceedings on the part of the Party are necessary to authorize the Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Party and this Agreement is a valid and binding obligation of the Party enforceable against such Party.

          9.3 Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation, bankruptcy, insolvency, rearrangement or similar actions or proceedings, whether voluntary or involuntary, by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best of the Party's knowledge, threatened against the Party or any of its affiliates, or which involves any of the business, properties or assets of the Party or its affiliates that, if adversely resolved or determined, would have a material adverse effect on the Party or its affiliates. Neither the Party nor any of its affiliates has any intention of filing or commencing any such actions or proceedings.

          9.4 Conflicts. Neither the execution and delivery by the Party nor the performance by the Party of the terms hereof conflicts with, results in a breach or violation of any of the terms or provisions of, or constitutes a default under (a) the organizing documents of the Party, (b) any statute, law or regulation applicable to the Party, or (c) any judgment, decree, order or ruling



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applicable to the Party of any court or regulatory, administrative or governmental agency, body or authority, or arbitrator having or asserting jurisdiction over the Party or its properties, except as to (b) and (c) above, for possible breaches, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the ability of the Party to perform its obligations hereunder.

          9.5 Third Party Consents. No consent, approval, authorization, order, declaration, or filing with any government, governmental instrumentality, regulatory authority, court, or other person is required for the execution and delivery of this Agreement, except such as have been duly made and obtained or such others as have not been made and obtained and which, individually and in the aggregate, would not have a material adverse effect on the ability of the Party to perform its obligations hereunder.

SECTION 10. INTENTIONALLY OMITTED.

SECTION 11. GENERAL PROVISIONS.

          11.1 Commitment of Company. Unless specifically authorized in writing, the Consultant is not authorized to bind or commit Company or its affiliates to any third party by any representation, promise, contract, or agreement for any purpose whatsoever.

          11.2 Relationship, Reimbursement Obligation. The Consultant shall operate as an independent contractor and not as an agent of Company or its affiliates during the performance of this Agreement. No personnel of Consultant shall be deemed under any circumstances to be an agent or employee of Company or its affiliates. Nothing in this Agreement shall be construed as creating any other relationship between Company or any of its affiliates and the Consultant. It shall be the responsibility of the Consultant to pay any taxes or other assessments incurred by it pursuant to this Agreement. Consultant agrees to reimburse Company harmless for any tax liability that Company incurs as a result of any payments made under the terms of this Agreement.

          11.3 Offset. Company shall be entitled to offset against any and all amounts owing to the Consultant under this Agreement against the amount of any and all claims that Company may have against the Consultant hereunder.

          11.4 Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law:
(a) no claim or right arising out of this Agreement may be discharged by one Party, as a whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is



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given; and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

          11.5 Binding Effect, Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Parties may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Consultant under this Agreement, being personal, may not be delegated, except as permitted in writing by Parties prior to such delegation.

          11.6 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a Party may designate by notice to the other Party) with copies for information only as follows:

If to Company:
                                  Healthbridge, Inc.
                                  c/o Aurum Investment Management LLC
                                  1 Atlantic Street
                                  Stamford, CT 06901
                                  Fax: (203) 358-9025
                                  Attention: Andrew Fisch

with a copy to:                   Powell, Goldstein, Frazer & Murphy LLP
                                  1001 Pennsylvania Avenue, N.W.
                                  Sixth Floor
                                  Washington, D.C. 20004
                                  Attention: Michael H. Chanin, Esq.
                                  Fax: (202) 624-7222

If to the Consultant:
                                  Wilhelm H. Liesner
                                  c/o RIG Real Invest
                                  Prinzregentenstr. 124
                                  D-81677 Munich, Germany
                                  Fax: 49-89-419-51720


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with a copy to:
                                  Creel, Sussman and Moore
                                  59401 Sherry Lane
                                  Suite 525
                                  Dallas, Texas 75225
                                  Attention: L.E. Creel, III, Esq.
                                  Fax: (214)378-8290

          11.7 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the Parties hereto.

          11.8 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          11.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. If any provision of this Agreement, or portion thereof, is held invalid or unenforceable, the Parties agree to negotiate in good faith to replace such provision or portion thereof with a provision of similar economic impact.

          11.10 Survival. Sections 2.2, 4.3, 6, 7, 8, 9 and 11.6 shall survive the termination of this Agreement.

          11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

          11.12 Governing Law. This Agreement shall be governed by the laws of the Texas without regard to conflicts of law principles.

          11.13 Fax Execution. This Agreement may be executed by delivery of a signed signature page by fax and such fax execution and delivery will be valid in all respects.


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          IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date above first written above.

HEALTHBRIDGE, INC.                CONSULTANT

By:  /s/ Antonio Ponte            /s/ Wihelm H. Liesner
     -----------------            ---------------------
Name:                             Wihelm H. Liesner
Title:



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